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                                                                   EXHIBIT 14(b)


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "The Reorganization-Comparison of the Funds-Financial Highlights," "Selection of Independent Auditors" and "Experts" and to the use of our report on Taurus MuniCalifornia Holdings, Inc. dated November 25, 1996, in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-14 under the Securities Act of 1933 (File No. 333-32915) and under the Investment Company Act of 1940 (File No. 811-6499) and related Joint Proxy Statement and Prospectus of MuniYield California Fund, Inc.

                                        /s/ Ernst & Young LLP
                                        ---------------------
                                        Ernst & Young LLP

Princeton, New Jersey
September 11, 1997